  Exhibit 99.1

Ainos Elects Ms. Hui-Lan (Celia) Wu as CFO, Lawrence K. Lin as Executive Vice President of Operations, and Other Key Executives

Monday, August 16, 2021

SAN DIEGO, CA / ACCESSWIRE / August 16, 2021 / Ainos, Inc. ("we", "our", or the "Company"), (OTC PINK:AIMD), elected Ms. Hui-Lan (Celia) Wu as its new Chief Financial Officer (“CFO”). Ms. Wu succeeds Mr. Chun-Hsien Tsai who resigned from his CFO position but continues to serve as the Company’s Chairman of Board, President, and Chief Executive Officer.

“As we ramp up our operations to address the global need for rapid disease testing, Ainos will greatly benefit from Celia Wu’s nearly thirty years of accounting, audit and management consulting experience,” Mr. Tsai remarked. “Celia has mentored startup companies at the Center of Industry Accelerator and Patent Strategy at the National Yang Ming Chiao Tung University and has devoted herself to promote impact investing in Taiwan,” he further noted.

Before joining Ainos, Celia was a partner at KPMG Taiwan where she provided audit services to private and public companies in the technology, medical and chemical material sectors. Celia Wu received her Executive MBA from National Yang Ming Chiao Tung University and is a Certified Public Accountant in Taiwan and China.

“We are also pleased that Lawrence Lin will continue his service to the Company as Executive Vice President of Operations,” Mr. Tsai said. Prior to his appointment Mr. Lin served as Executive Advisor to the Chairman of the Company. Mr. Lin brings more than 30 years of global cross-border strategic management consulting and financial investment experience at leading institutional corporates such as Andersen Consulting, Salomon Smith Barney, and Credit Suisse First Boston. Mr. Lin has a dual MBA in Finance & International Business from New York University- Stern School of Business.

“Ainos will continue to invest in key executives and personnel to help us reach the global scale necessary to execute our global health mission,” Mr. Tsai said.

In addition, Mr. John Junyong Lee, Esq., was re-appointed as Chief Legal Counsel and Corporate Secretary of the Company. Mr. Lee has diverse experience in federal compliance and corporate governance matters in addition to extensive work in investment and transactional structuring, licensing and technology transfers, joint ventures and foreign direct investments in the U.S. and internationally. Mr. Lee received his Bachelor of Arts degree in International Relations from Claremont McKenna College, Juris Doctorate degree from the Columbus School of Law, The Catholic University of America, and is licensed to practice law in the District of Columbia.

Mr. Chih-Heng (Jack) Lu, was appointed as Corporate Secretary to serve the Board and Company’s Taiwan Branch Office. Mr. Lu concurrently serves as the Director of Corporate Development for the Company. He previously served as Chief Financial Officer of Taiwan Carbon Nano Technology Co., and as Director of Daiwa Capital Markets and Director of CIMB Group, Royal Bank of Scotland, and ABN AMRO.

About Ainos, Inc.

Ainos, Inc., a Texas corporation (f/k/a Amarillo Biosciences, Inc.), is a diversified healthcare company engaged in the discovery and development of pharmaceutical and biotech products. Our goal is to introduce novel products that actively stimulate and rejuvenate the human body to combat disease and enhance the ability to heal. The Company is currently focusing on point-of-care testing rapid test kit products that include diagnostics for COVID-19 (SARS-CoV2-Antigen Rapid Test), pneumonia, vaginitis and helicobacter pylori (H. pylori) bacterial infection. The Company currently has offices in the United States and Taiwan.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," "project," "target," "future," "seek," "likely," "strategy," "may," "should," "will," and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among others, the following: the cost of production and sales potential of the Covid-19 Test Kit; the impact of final approvals from the Taiwan Food and Drug Administration for the Covid-19 Test Kit subsequent to emergency use authorization; the Company's limited cash and history of losses; the Company's ability to achieve profitability; intense competition and rapidly advancing technology in the Company's industry that may outpace its technology; customer demand for the products and services the Company develops; the impact of competitive or alternative products, technologies and pricing; the Company's ability to manufacture any products it develops; general economic conditions and events and the impact they may have on the Company and its potential customers, including but not limited to the impact of Covid-19; the Company's ability to obtain adequate financing in the future; the impact of promulgation and implementation of regulations by the World Health Organization, the TFDA and by foreign governmental authorities with functions similar to those of the TFDA on the Company's operations and technologies; lawsuits and other claims by third parties or investigations by various regulatory agencies governing the Company's operations; the Company's ability to secure regulatory approvals for its products; and our success in managing the risks involved in the foregoing items.

Any forward-looking statement made by us in this press release speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Readers should also review the risks and uncertainties listed in our most recent Annual Report on Form 10-K and other reports we file with the U.S. Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

Ainos, Inc.
Lawrence Lin
Tel: (858) 869-2986
Email: lawrence@ainos.com